PLAN OF LIQUIDATION AND DISSOLUTION

This Plan of Liquidation and Dissolution (the “Plan”), dated as of December 31, 2013, is entered into by and among ICON Income Fund Ten, LLC, a Delaware limited liability company (the “LLC”), and ICON Capital, LLC, a Delaware limited liability company (the “Manager”), and is intended to accomplish the complete liquidation and dissolution of the LLC in accordance with Section 18-801 and other applicable provisions of the Delaware Limited Liability Company Act.

R E C I T A L S

WHEREAS, the LLC and the Manager, among others, are parties to an Amended and Restated Operating Agreement, dated as of June 2, 2003 (the “LLC Agreement”); and

WHEREAS, the Manager has determined that it is in the best interest of the LLC to complete the liquidation and dissolution of the LLC pursuant to the adoption of this Plan; and

WHEREAS, in furtherance hereof, the Manager shall (i) place all of the LLC’s assets and liabilities, including any cash, in a liquidating trust (the “Liquidating Trust”), with the Manager as its managing trustee (the “Managing Trustee”), for the benefit of the holders of shares of limited liability company interests of the LLC (the “Shareholders”); and (ii) cause the Liquidating Trust, pursuant to the terms of a Liquidating Trust Agreement (the “Liquidating Trust Agreement”) by and between the LLC and the Manager, as Managing Trustee, and NRAI Services, LLC, as resident trustee (the “Resident Trustee” and, with the Managing Trustee, the “Trustees”), of even date herewith and attached as Exhibit A hereto, to distribute all of the net cash proceeds from the sale of assets of the Liquidating Trust and cash, less reserves for any contingent liabilities, to the beneficiaries of the Liquidating Trust; and

WHEREAS, pursuant to the terms of the Liquidating Trust Agreement, the Shareholders of the LLC shall receive, in exchange for their respective shares of limited liability company interests, a pro rata beneficial interest in the Liquidating Trust; and

WHEREAS, in furtherance of the liquidation and dissolution of the LLC as described herein, the Manager has adopted and approved this Plan.

NOW THEREFORE, the Manager authorizes the following on behalf of the LLC:

1.     The LLC shall enter into, execute and deliver the Liquidating Trust Agreement with the Trustees.

2.     The LLC shall enter into, execute and deliver to the Managing Trustee a Bill of Sale, Assignment, Acceptance and Assumption Agreement, which is attached hereto as Exhibit B (the “Bill of Sale”), which, together with related transfer instruments, shall transfer and assign to the Managing Trustee, on behalf of the Liquidating Trust, all right, title, interest in and to, and liabilities and obligations related to, all assets, including, but not limited to, any cash reserves and any other assets and liabilities held by the LLC as of the date of such Bill of Sale. The assets in the Liquidating Trust shall be reserved, liquidated or distributed by the Managing Trustee in accordance with the terms of the Liquidating Trust Agreement.

3.     The LLC shall continue to indemnify the Manager and its officers, directors, managers, members, shareholders, employees and agents in accordance with the LLC’s Certificate of Formation, the LLC Agreement and any contractual arrangements, for actions taken in connection with this Plan. The Manager is authorized to obtain and maintain insurance as may be necessary, appropriate or advisable to cover the LLC’s obligations hereunder.

4.     If for any reason the Manager determines that such action would be in the best interests of the LLC, it may amend or modify the Plan and the actions contemplated hereunder without any further action or approval from the Shareholders.

5.     The Manager shall cause the LLC to file with the Secretary of State of the State of Delaware a Certificate of Cancellation, which cancels the LLC’s Certificate of Formation.

6.     The Manager shall take any and all other actions deemed required, necessary or desirable to complete the liquidation and dissolution of the LLC, including, but not limited to, the execution and delivery of any and all agreements, certificates, instruments or other documents deemed required, necessary or desirable in connection therewith.

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IN WITNESS WHEREOF, the parties hereto have executed this Plan as of the date first set forth above.

ICON INCOME FUND TEN, LLC

   By:     ICON Capital, LLC,
                      its Manager

           By:     /s/ Blake E. Estes
                      Name:  Blake E. Estes
                      Title:  Managing Director & Counsel

ICON CAPITAL, LLC

           By:     /s/ Blake E. Estes
                      Name:  Blake E. Estes
                      Title:  Managing Director & Counsel

EXHIBIT A
Liquidating Trust Agreement

EXHIBIT B
Bill of Sale, Assignment, Acceptance and Assumption Agreement